CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of
Constellium SE of our report dated February 25, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Constellium SE's Annual
Report on Form 10-K for the year ended December 31, 2025.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers Audit
Neuilly-sur-Seine, France
June 24, 2026